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                               SECURED PROMISSORY NOTE



$2,397,802                                                    September 7, 1999
                                                            Alameda, California

       FOR VALUE RECEIVED, THOMAS ST. DENNIS ("BORROWER"), an employee of WIND RIVER SYSTEMS, INC. (the "COMPANY"), hereby unconditionally promises to pay to the order of the Company, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Three Hundred Ninety Seven Thousand Eight Hundred Two and No/100 Dollars ($2,397,802) (the "LOAN"), or such lesser amount as shall have been advanced by the Company to the Borrower hereunder, together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

       This Secured Promissory Note is the Note referred to in and is executed and delivered in connection that certain Executive Employment Agreement (the "EMPLOYMENT AGREEMENT") dated as of September 7, 1999, between Borrower and the Company, and is secured by the collateral identified and described as security therefor in that certain Investment Property Security Agreement dated as of even date herewith, and executed and delivered by Borrower in favor of the Company (as the same may from time to time be amended, modified or supplemented or restated, the "SECURITY AGREEMENT"). Additional rights of the Company are set forth in the Security Agreement.
All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement. It is the intent of Borrower and the Company that the purpose of this Note is not for consumer, family or household purposes.

       1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on September 7, 2008; PROVIDED, HOWEVER, that
(a) Borrower may prepay the outstanding principal amount of the Loan at any time without premium, and (b) in the event Borrower sells or otherwise disposes of any of the shares of common stock constituting Collateral, as permitted under the Security Agreement, Borrower shall prepay that portion of the principal amount of the Loan, together with accrued interest thereon, equal to $19.03 multiplied by the number of shares of common stock constituting Collateral sold or otherwise disposed of.

       2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of five and ninety-eight hundredths percent (5.98%) PER ANNUM or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable annually in arrears on each anniversary date hereof, and shall be calculated on the basis of a 365 day year for the actual number of days elapsed.

       3. PLACE/MANNER OF PAYMENT. All amounts payable hereunder shall be payable at the office of the Company unless another place of payment shall be specified in writing by the Company.


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       4.     APPLICATION OF PAYMENTS.  Payment on this Note shall be applied first to accrued interest, if any, and thereafter to the outstanding principal balance hereof.

       5. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

              (a) Borrower fails to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note within fourteen (14) days after receipt of written notice of such failure;

              (b) Borrower files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

              (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

              (d) Borrower defaults on any material obligation contained in the Security Agreement and fails to cure such default within fourteen (14) days after receipt of written notice of such default; or

              (e) Borrower's employment by or association with the Company is terminated for any reason or no reason, including, without limitation, death of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Company, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by the Company pursuant to applicable law. Notwithstanding the foregoing, if an Event of Default has occurred under (e) above, this Note shall be accelerated only after six (6) months after such termination; PROVIDED, HOWEVER, that if an Event of Default has occurred under (e) above by reason of death or disability, this Note shall be accelerated only after twelve (12) months after such termination. The Company shall have all rights and may exercise any remedies available to it under law, successively or concurrently. Upon the occurrence of an Event of Default hereunder, Borrower expressly acknowledges and agrees that the Company shall have the right to offset any obligations of Borrower hereunder against salaries, bonuses or other amounts that may be payable to Borrower by the Company.

     6. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     7. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


                                        2.

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     8.   SUCCESSORS AND ASSIGNS.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Borrower shall not, without the prior written consent of holder, assign any of its rights or obligations hereunder.


BORROWER:                       /s/ Thomas St. Dennis
                               ----------------------------
                                   THOMAS ST. DENNIS


                                        3.